UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024 (November 20, 2024)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments of Employment Agreements

Effective as of November 20, 2024, RBB Bancorp (the “Company”) and the Company’s wholly owned subsidiary, Royal Business Bank (the “Bank”), entered into a fourth amendment of employment agreement with David R. Morris, Chief Executive Officer of the Company and the Bank (the “Morris Fourth Amendment), to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017 (the ”Morris Original Agreement”), as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021, as amended by the second amendment of employment agreement entered into by the parties on May 11, 2023, and as amended by the third amendment of employment agreement entered into by the parties on March 25, 2024 (the “Morris Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Morris Employment Agreement.

Effective as of November 20, 2024, the Company and the Bank entered into a third amendment of employment agreement with Jeffrey Yeh, Executive Vice President and Chief Credit Officer of the Company and the Bank (the “Yeh Third Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017 (the “Yeh Original Agreement”), as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021, and as amended by a second amendment of employment agreement entered into by the parties on March 25, 2024 (the “Yeh Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Yeh Agreement.

Effective as of November 20, 2024, the Company and the Bank entered into a third amendment of employment agreement with I-Ming (Vincent) Liu, Executive Vice President and Chief Risk Officer of the Company and the Bank (the “Liu Third Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on April 12, 2017 (the ”Liu Original Agreement”), as amended by a first amendment of employment agreement entered into by the parties on October 22, 2021, and as amended by a second amendment of employment agreement entered into by the parties on March 25, 2024 (the “Liu Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Liu Agreement.

Effective as of November 20, 2024, the Company and the Bank entered into a second amendment of employment agreement with Gary Fan, Executive Vice President and Chief Administrative Officer of the Company and the Bank (the “Fan Second Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on March 22, 2023, as amended by a first amendment of employment agreement entered into by the parties on March 25, 2024 (the “Fan Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Fan Agreement.

Effective as of November 20, 2024, the Company and the Bank entered into a first amendment of employment agreement with Johnny Lee, President and Chief Banking Officer of the Company and the Bank (the “Lee First Amendment”), to amend certain provisions of the employment agreement previously entered into by the parties on July 20, 2023 (the “Lee Agreement”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Lee Agreement.

Collectively, the Morris Fourth Amendment, the Yeh Third Amendment, the Liu Third Amendment, the Fan Second Amendment and the Lee First Amendment are the “Amendments.”

The primary purposes of the Amendments are to (i) modify the first paragraph of the Morris Agreement, the Yeh Agreement, the Liu Agreement, the Fan Agreement and the Lee Agreement (collectively, the “Agreements”) to change the address of the Executive in the Agreements to the head office of the Company, (ii) modify Section F.4(a) in the Agreements in order to specify that upon payment of severance due to a change of control, the Executive would also receive 100% of the Executive’s annual target bonus, and (iii) delete Paragraph J.2 in the Agreements regarding the covenant not to solicit customers and fellow employees.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Amendments, copies of which are filed as Exhibits 10.1-10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment of Employment Agreement, effective as of November 20, 2024, between RBB Bancorp, Royal Business Bank and Mr. David Morris.

10.2	Third Amendment of Employment Agreement, effective as of November 20, 2024, between RBB Bancorp, Royal Business Bank and Mr. Jeffrey Yeh.

10.3	Third Amendment of Employment Agreement, effective as of November 20, 2024, between RBB Bancorp, Royal Business Bank and Mr. I-Ming (Vincent) Liu.

10.4	Second Amendment of Employment Agreement, effective as of November 20, 2024, between RBB Bancorp, Royal Business Bank and Mr. Gary Fan.

10.5	First Amendment of Employment Agreement, effective as of November 20, 2024, between RBB Bancorp, Royal Business Bank and Mr. Johnny Lee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: November 22, 2024	By:	/s/ Lynn M. Hopkins
Lynn M. Hopkins
EVP and Chief Financial Officer

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